UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐ Soliciting Material Pursuant to § 240.14a-12

BLACKROCK MUNIYIELD PENNSYLVANIA QUALITY FUND

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(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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YOUR Vote Matters BlackRock MuniYield Pennsylvania Quality Fund (NYSE: MPA) BlackRock has taken shareholder-friendly actions across its closed-end funds to narrow discounts, enhance distributions and deliver long-term value. But activist hedge fund Saba Capital Management L.P. (“Saba”) is threatening your investment by attempting to oust your qualified Board members. Vote today, defend your fund—and your financial future—from falling into the wrong hands. Real actions have real impact. While 2022 was a challenging year, BlackRock has taken meaningful actions to drive significant performance improvements and substantial discount reductions. Total Market Price Return Discount to NAV Narrowing Fund v. Index Return 12/31/22 5/20/24 % Improvement 12/31/22 – 5/20/24 12/31/22 – 5/20/24 ECAT 19.19% 8.14% 57.58% 32.78% 19.36% BIGZ 22.79% 13.51% 40.72% 19.91% 1.16% BCAT 17.73% 7.75% 56.29% 25.18% 11.75% BMEZ 17.75% 12.67% 28.62% 10.28% 8.24% BSTZ 19.92% 14.19% 28.77% 26.70% 0.80% BFZ 14.72% 7.82% 46.88% 11.26% 7.28% MHN 12.30% 10.44% 15.12% 7.85% 3.88% MYN 13.27% 10.17% 23.36% 9.31% 5.33% BNY 13.19% 9.86% 25.25% 9.37% 5.39% MPA 14.52% 7.40% 49.04% 10.99% 7.02% What you need to do: BlackRock is fighting for YOU. Vote today ONLY on the WHITE proxy card: Vote Defend today. your fund, “FOR” the BlackRock Board nominees save your income. IMPORTANT: DO NOT RETURN ANY GOLD CARD YOU RECEIVE FROM SABA. *Morningstar/BlackRock data as of 5/20/2024. Returns for time periods greater than 1 year are annualized. *Benchmarks for the funds are as follows: BIGZ (Russell 2500 Growth Index); BMEZ (MSCI Custom ACWI SMID Growth HC Call Overwrite Index); BSTZ (MSCI Custom ACWI SMID Growth IT Call Overwrite Index); BNY/MHN/MYN/MPA/BFZ (Bloomberg Municipal Bond Index); BCAT/ECAT (50% MSCI ACWI Index + 50% Bloomberg US AGG Bond Index)

We ask that all shareholders vote on the enclosed WHITE proxy card today to preserve YOUR Fund: “FOR” the BlackRock Board nominees How do I vote? Vote online Using the website provided on YOUR enclosed WHITE proxy card and following the simple instructions Vote by phone By calling the toll-free number on YOUR enclosed WHITE proxy card and following the simple instructions Vote by mail By completing and returning YOUR enclosed WHITE card in the postage paid envelope provided Please do NOT send back any proxy card you may receive from Saba If you have already sent back the proxy card received from Saba, you can still change your vote by promptly voting on the WHITE proxy card, which will replace the proxy card you previously completed. If you have any questions about the proposal to be voted, please feel free to contact Georgeson LLC (“Georgeson”), toll free at 1-866-529-0352. Important information about the Fund This material is not an advertisement and is intended for existing shareholder use only. This document and the information contained herein relates solely to BlackRock MuniYield Pennsylvania Quality Fund (MPA). The information contained herein does not relate to, and is not relevant to, any other fund or product sponsored or distributed by BlackRock or any of its affiliates. This document is not an offer to sell any securities and is not a solicitation of an offer to buy any securities. Common shares for the closed-end fund identified above are only available for purchase and sale at current market price on a stock exchange. A closed-end fund’s dividend yield, market price and NAV will fluctuate with market conditions. The information for this Fund is provided for informational purposes only and does not constitute a solicitation of an offer to buy or sell Fund shares. Performance results reflect past performance and are no guarantee of future results. Current performance may be lower or higher than the performance data quoted. All returns assume reinvestment of all dividends. The market value and net asset value (NAV) of a fund’s shares will fluctuate with market conditions. Closed-end funds may trade at a premium to NAV but often trade at a discount. © 2024 BlackRock, Inc. or its affiliates. All Rights Reserved. BLACKROCK is a trademark of BlackRock, Inc., or its affiliates. All other trademarks are those of their respective owners. May 2024 | BlackRock MuniYield Pennsylvania Quality Fund (MPA) Not FDIC Insured • May Lose Value • No Bank Guarantee MPA_2024_FL4